EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements:

(1)
Registration Statements (Form S-8 Nos. 333-132302, 333-122551, 333-112448, 333-103228, 333-81396, 333-33338, 333-51117, 333-06301 and 333-176052) pertaining to the 1993 Stock Option/Stock Issuance Plan of Ultratech, Inc.,

(2)	Registration Statements (Form S-8 Nos. 333-83954 and 333-43952) pertaining to the Supplemental Stock Option/ Stock Issuance Plan of Ultratech, Inc.,

(3)	Registration Statement (Form S-8 No. 333-93653) pertaining to the 1998 Supplemental Stock Option/ Stock Issuance Plan of Ultratech, Inc.,

(4)
Registration Statement (Form S-8 No. 333-85161) pertaining to the 1993 Stock Option/ Stock Issuance Plan, 1998 Supplemental Stock Option/ Stock Issuance Plan, and Employee Stock Purchase Plan of Ultratech, Inc., and

(5)	Registration Statement (Form S-8 No. 333-33197) pertaining to the 1993 Stock Option/ Stock Issuance Plan and Employee Stock Purchase Plan of Ultratech, Inc.;
of Ultratech, Inc. of our reports dated February 29, 2012, with respect to the consolidated financial statements and schedule of Ultratech, Inc., and the effectiveness of internal control over financial reporting of Ultratech, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2011.
/s/ ERNST & YOUNG LLP
San Jose, California
February 29, 2012